As filed with the Securities and Exchange Commission on May 3, 2006
                                                   Registration No.  333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      RAMTRON INTERNATIONAL CORPORATION
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               (Exact name of registrant as specified in its charter)

            Delaware                                        84-0962308
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(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                    Identification Number)

    1850 Ramtron Drive, Colorado Springs, Colorado 80921   (719) 481-7000
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            2005 Incentive Award Plan
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                            (Full title of the plan)

                               WILLIAM W. STAUNTON III
                              Chief Executive Officer
                         Ramtron International Corporation
                                1850 Ramtron Drive
                         Colorado Springs, Colorado 80921
                                  (719) 481-7000
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           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                     Copy to:
                              JOHN A. ST. CLAIR, ESQ.
                                     JONES DAY
                        555 South Flower Street, 50th Floor
                           Los Angeles, California  90071

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                        CALCULATION OF REGISTRATION FEE
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Title of             Amount         Proposed         Proposed     Amount of
Securities            to be         Maximum          Maximum     Registration
to be Registered   Registered    Offering Price      Aggregate        Fee
                                   Per Share      Offering Price
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Common Stock,
$0.01 par value,
to be issued
under the 2005
Incentive Award
Plan             5,000,000(1)(2)    $2.27(3)      $11,350,000(3)    $1,214.45

                                                                    ---------
Total                                                               $1,214.45
                                                                    =========

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(1)  Represents  5,000,000 shares of our Common Stock ("Common Stock")
     issuable pursuant to awards granted under our 2005 Incentive Award Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction described in the 2005 Incentive Award Plan that is effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between the Registrant and Citibank, N.A. dated April 19, 2001. Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the common shares and are transferred solely with the common shares. The value attributable to these rights, if any, is reflected in the value of the common shares, and, accordingly, no separate fee is paid

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the NASDAQ National Market on April 27, 2006.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT.

PART I - INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

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ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 15, 2006.

(b) The Registrant's Current Reports on Form 8-K dated December 30, 2005, filed on January 5, 2006; and January 11, 2006, filed on January 17, 2006.

(c)  Item 11 of our Registration Statement on Form 10, as amended
     (Registration No. 0-17739), filed with the Commission on May 5, 1989 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

(d) The Registrant's Registration Statement on Form 8-A12G filed with the Commission on May 8, 2001, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the rights to purchase the Registrant's Series B Participating Preferred Stock (the "Preferred Stock") and the associated Preferred Stock.

(e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in
     (a) above.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We have adopted provisions in our Certificate of Incorporation that limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law for monetary damages arising from a breach of their fiduciary duty as directors. Such limitation does not affect such liability:
(i) for any breach of a director's duty of loyalty to our company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware General Corporation Law; or (iv) for any transaction from which a director derived an improper personal benefit. The provisions in our Certificate of Incorporation do not eliminate the fiduciary duty of our directors, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

Our Bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. We also maintain on behalf of our directors and officers insurance protection against certain liabilities arising out of the discharge of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

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   (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Ramtron pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, Colorado, on May 2, 2006.

                                            RAMTRON INTERNATIONAL CORPORATION

                                            By:  /s/ William W. Staunton, III
                                               ------------------------------
                                               William W. Staunton, III
                                               Chief Executive Officer


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                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William W. Staunton III and Eric A. Balzer, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each an every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                              Date
--------------------------      ----------------------------    -----------

/s/ William G. Howard
-------------------------       Chairman                           5-2-06
William G. Howard

/s/ Klaus Fleischmann
---------------------------     Director                           5-2-06
Klaus Fleischmann

/s/ Doris Keitel-Schulz
---------------------------     Director                           5-2-06
Doris Keitel-Schulz

/s/ William George
---------------------------     Director                           5-2-06
William George

/s/ Jack L. Saltich
---------------------------     Director                           5-2-06
Jack L. Saltich

/s/ Theodore J. Coburn
---------------------------     Director                           5-2-06
Theodore J. Coburn

/s/ William W. Staunton, III
----------------------------    Director and Chief Executive       5-2-06
William W. Staunton, III        Officer

/s/ Eric A. Balzer
-------------------------       Director and Chief Financial       5-2-06
Eric A. Balzer                  Officer (Principal Accounting
                                Officer)

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                           INDEX TO EXHIBITS

Exhibit
Number        Exhibit
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10.35         Ramtron International Corporation 2005 Incentive Award
              Plan(1)

5.1           Opinion of Jones Day

23.1          Consent of KPMG LLP, Independent Registered Public Accounting
              Firm

23.2          Consent of Jones Day (included in Exhibit 5.1)

24.1          Powers of Attorney
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(1)  Incorporated by reference to our Form 8-K (Commission File
     No. 0-17739) filed with the Securities and Exchange Commission on December 8, 2005.

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